EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-171483 on Form F-3, the Registration Statement No. 333-179182 on Form S-8 and the Registration Statement No. 333-171217 on Form S-8 of Gerdau S.A. of our report dated March 27, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting relating to Gerdau S.A., which appears in this Form 20-F. for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Auditores Independentes

Rio de Janeiro, Brazil
March 28, 2013